                                                                     EXHIBIT 4.6

         INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of February 14, 1996 among State Street Boston Corporation, a Massachusetts corporation (the "Corporation"), The First National Bank of Boston, a national banking association, as trustee (the "Resigning Trustee") and Fleet National Bank of Massachusetts, a national banking association, having its principal trust office at One Federal Street, Boston, Massachusetts 02211 (the "Successor Trustee").

         WHEREAS, there are presently issued and outstanding $100,000,000. State Street Boston Corporation 5.95% Notes due September 15, 2003, (the "Notes") under an Indenture dated as of August 2, 1993, between the Corporation, and the Resigning Trustee, (the "Senior Indenture").

         WHEREAS, there is presently an Indenture dated as of August 9, 1993, between the Corporation and the Resigning Trustee (the "Subordinated Indenture"), under which there is presently no debt outstanding. The Senior Indenture and the Subordinated Indenture are referred to collectively as the "Indenture".

         WHEREAS, Sections 610 of the Indenture provides that the Trustee may at any time resign by giving written notice to the Corporation. The Corporation shall give notice of the resignation of the Trustee to all Holders of all Securities and the notice shall include the name of the successor Trustee and the address of its Corporate Trust Office;

         WHEREAS, the Resigning Trustee represents that it has given the Corporation written notice of its resignation as Trustee, a true copy of which is annexed hereto marked Exhibit A;

         WHEREAS, Section 610 of the Indentures further provides that, if the Trustees shall resign, the Corporation shall appoint a successor Trustee;

         WHEREAS, the Corporation desires to appoint the Successor Trustee as successor Trustee under the Indentures;

         WHEREAS, the Board of Directors of the Corporation by a resolution, a true copy of which is annexed hereto marked Exhibit B, authorized the appointment of the Successor Trustee as Trustee under the Indentures, such appointment to become effective upon the execution and delivery of this Instrument by all the parties hereto;

         WHEREAS, Section 611 of the Indentures provides that the successor Trustee appointed as provided in Section 610 shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties, of the retiring Trustee;

         WHEREAS, no successor Trustee shall accept appointment as provided in said Section 611 unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the provisions of Section 609 of the Indentures;

         WHEREAS, the Successor Trustee is qualified, eligible and willing to accept such appointment as successor Trustee.

         NOW THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT, AND ACCEPTANCE, WITNESSETH: that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Corporation, the Successor Trustee and the Resigning Trustee as follows:

                  1. The Resigning Trustee hereby resigns as Trustee, and its discharge from the trust created by the Indentures shall be effective upon execution and delivery of this Instrument by all the parties hereto.

                  2. The Corporation hereby accepts the resignation of the Resigning Trustee as Trustee under the Indentures:

                  3. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

                           a. To the best of the knowledge of the Resigning
                  Trustee, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indentures.

                           b. No covenant or condition contained in the
                  Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indentures to effect any such waiver.

                           c. There is no action, suit or proceeding pending or,
                  to be the best of the knowledge of the Resigning Trustee, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under Indentures.

                  4. The Corporation in the exercise of the authority vested in it pursuant to Section 610 of the Indentures and the resolution, hereby appoints the Successor Trustee as successor Trustee with all the rights, powers, trusts and duties of the Trustee under the Indentures, such appointment to be effective upon the execution and delivery of this Instrument by all the parties hereto.

                  5. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indentures to be appointed successor Trustee, and hereby accepts appointment as successor Trustee pursuant to Section 611 of the Indentures, effective upon the execution and delivery of this Instrument by all the parties hereto. The Successor Trustee also hereby represents to all of the matters set forth in Exhibit C.

                  6. The Resigning Trustee hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers and sets over to the successor Trustee and its successors and assigns, all rights, powers, trusts and duties of the Trustee under the Indentures; and the Resigning Trustee does hereby pay over, assign and deliver to the successor Trustee, any and all money, if any, and property, if any, held by the Resigning Trustee as Trustee. The Corporation for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee said rights, powers, trusts and duties, and at the request of the Successor Trustee, joins in the execution hereof. The Successor Trustee agrees that all documents, instruments and other properties will be held and maintained in the Commonwealth of Massachusetts unless the Corporation otherwise agrees.

                  7. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  8. Each of the Corporation, the Resigning Trustee and the Successor Trustee, acknowledges receipt of an executed counterpart of this Instrument.

                  9. Unless otherwise defined herein, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indentures.

                  10. This Instrument shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereto and duly attested all as of the day and year first above written.

                                            State Street Boston Corporation

                                            By:      /s/ John R. Towers
                                                --------------------------------
                                            Name:        John R. Towers
                                            Title:       Secretary

ATTEST:

/s/ Kathleen M. Restuccia
    ----------------------------------
                                            The First National Bank of Boston,
                                            as Resigning Trustee

                                            By:      /s/ Carol A. Anthony
                                                --------------------------------
                                            Name:        Carol A. Anthony
                                            Title:       Authorized Officer

(Seal)
ATTEST:

/s/ Michael R. Garfield
    ----------------------------------
                                            Fleet National Bank of Massachusetts
                                            as Successor Trustee

                                            By:      /s/ Natalie S. Forrest
                                                --------------------------------
                                            Name:        Natalie S. Forrest
                                            Title:       Vice President

(Seal)
ATTEST:

/s/ Virginia Jones
    ----------------------------------

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

         On the 20th day of February, 1996, before me personally came Kathleen
M. Restuccia, to me known, who is being by me duly sworn, that she is an Assistant Treasurer of State Street Boston Corporation described in and which executed the above instrument; that he knows the seal of said institution, that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said Corporation; and that she signed her name thereto pursuant to like authority.

                                           Notary Public

                                           /s/ Leona A. Attardo
                                           --------------------------------
                                               Leona A. Attardo
                                               Notary Public
                                               Commission Expires April 5, 2002

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

         On the 14th day of February, 1996, before me personally came Michael R. Garfield, to me known, who is being by me duly sworn, that he is an Assistant Secretary of the First National Bank of Boston described in and which executed the above instrument; that he knows the seal of said authority, that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said Authority; and that he signed his name thereto pursuant to like authority.

                                           Notary Public

                                           /s/ Judith A Mercurio
                                           --------------------------------
                                               Judith A. Mercurio
                                               Notary Public
                                               Commission Expires April 15, 1999

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

         On the 22nd of February, 1996, before me personally came Natalie S. Forrest, to me known, who is being by me duly sworn, that she is a Vice President of Fleet National Bank of Massachusetts, described in and which executed the above instrument; that he knows the seal of said authority; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said Authority; and that she signed her name thereto pursuant to like authority.

                                           Notary Public

                                           /s/ Jane M. Bishop
                                           --------------------------------
                                               Jane M. Bishop
                                               Notary Public
                                               Commission Expires March 29, 2002

                                                                January 10, 1996

State Street Boston Corporation
225 Franklin Street
Boston, MA 02110

         Re: Senior Indenture and Subordinated Indenture, each dated as of August 2, 1993 between State Street Boston
               Corporation and The First National Bank of Boston

Ladies/Gentlemen:

         The First National Bank of Boston hereby resigns as Trustee pursuant to
Section 610 of the referenced Senior Indenture and Subordinated Indenture, effective upon the appointment of a successor trustee pursuant to the terms of each Indenture.

                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF BOSTON,
                                         as Trustee

                                       By: /s/ Michael R. Garfield
                                           --------------------------------
                                               Michael R. Garfield
                                               Senior Counsel

               CERTIFIED EXCERPT FROM VOTE OF EXECUTIVE COMMITTEE

VOTED: That the resignation of The First National Bank of Boston as Trustee (the "Resigning Trustee") under an Indenture dated as of August 2, 1993 among State Street Boston Corporation (the "Corporation") and The First National Bank of Boston (the "Senior Indenture") and under an Indenture dated as of August 2, 1993 among State Street Boston Corporation and The First National Bank of Boston (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), be and hereby is, accepted;

         That Fleet National Bank of Massachusetts is hereby appointed as successor Trustee (the "Successor Trustee") under the Indentures;

         That the Chairman and Chief Executive Officer, the Vice Chairman, the Treasurer, the Senior Vice President and General Counsel, and the Senior Vice President and Comptroller be, and each of them is, hereby authorized to execute and deliver the Instrument of Resignation, Appointment and Acceptance (the "Instrument") among the Corporation, the Resigning Trustee and the Successor Trustee; and

         That the Chairman and Chief Executive Officer, the Vice Chairman, the Treasurer, the Senior Vice President and General Counsel, and the Senior Vice President and Comptroller be and each of them hereby is authorized and empowered in the name and on behalf of this Corporation to take any and all actions and to execute and deliver any all documents, instruments, agreements or certificates and to do or cause to be done any and all other things as may in the judgment of such officer be deemed necessary or desirable in order to give effect and carry out the intent and purposes of the execution and delivery of any such documents, instruments, agreements or certificates and the doing of any such things to be conclusive evidence of the authority of such officer or officers so acting and to be conclusive evidence of due authorization by the Corporation.

         I hereby certify that the foregoing is a true excerpt from a vote unanimously passed at a meeting of the Executive Committee of the Board of Directors of State Street Boston Corporation duly called and held on February 8, 1996.

         I further certify that said vote is in full force and effect as of the date this instrument was executed.

                                    Attest: /s/ John R. Towers       (SEAL)
                                            -----------------------
Date: February 9, 1996

                                                                       EXHIBIT C

                        SUCCESSOR TRUSTEE REPRESENTATIONS

         The Successor Trustee hereby represents to the following:

         (a) the Successor Trustee is a trust company or a bank having the powers of a trust company located in Massachusetts

         (b) the Successor Trustee has a capital and surplus of not less than $50,000,000.

         (c) the Successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder as successor Trustee.